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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              AMENDMENT NO. 1

                             ALBERTSON'S, INC.
           (Exact name of registrant as specified in its charter)

             DELAWARE                             82-0184434
     (State of incorporation                     (IRS Employer
         or organization)                      Identification No.)
 250 Parkcenter Boulevard, Boise, Idaho            83726

 (address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


                                             Name of exchange on
         Title of each Class                which each class is to
         to be so registered                     be registered

      Preferred Stock Purchase Rights     New York Stock Exchange
                                          Pacific Stock Exchange


Securities to be registered pursuant to Section 12 (g) of the Act:

                                    None
                              (Title of Class)
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     Item 1 of Form 8-A dated March 4, 1997 (the "Form 8-A"), of
Albertson's, Inc. is hereby amended as follows:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Item 1 of the Form 8-A is hereby amended by adding the following paragraph at the end of Item 1 of the Form 8-A:

     On August 2, 1998, Albertson's, Inc. (the "Company") issued an option (the "Option") to purchase shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") to American Stores Company, a Delaware Corporation ("ASC"). On August 2, 1998, the Company executed an Amendment (the "Amendment") to the Stockholder Rights Agreement dated as of December 9, 1996 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. The Amendment provides that ASC will not be deemed to be the "Beneficial Owner" or to "beneficially own" the shares of Common Stock for which the Option is exerciseable and shall not be deemed to be an Acquiring Person by reason of its holding the Option or any shares of Common Stock acquired pursuant to the exercise thereof.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit A and is incorporated herein by reference, and to the Rights Agreement which was attached as an exhibit to the Form 8-A filed on March 4, 1997 and which is incorporated herein by reference.



ITEM 2.  EXHIBITS.


          Exhibit No.         Description

          4.1(a)* Stockholder Rights Agreement dated as December 9, 1996, between Albertson's, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes the Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

          4.1(b) Amendment to the Stockholder Rights Agreement dated as of August 2, 1998.

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[* Incorporated by reference to Form 8-A dated March 4, 1997, File No.
1-06187.]


                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 1998         Albertson's, Inc.
                               (Registrant)



                              By:    /s/ Michael F. Reuling
                              Name:  Michael F. Reuling
                              Title: Executive Vice President,
                                      Store Development


                               EXHIBIT INDEX


        Exhibit No.           Description

          4.1(a)* Stockholder Rights Agreement dated as December 9, 1996, between Albertson's, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes the Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

          4.1(b) Amendment to the Stockholder Rights Agreement dated as of August 2, 1998.

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[* Incorporated by reference to Form 8-A dated March 4, 1997, File No.
1-06187.]